UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Framework Agreement Transactions

On September 29, 2022, SEACOR Marine Holdings Inc. (the “Company”), SEACOR Marine LLC, a wholly-owned subsidiary of the Company (“SEACOR Marine LLC”), SEACOR Offshore LLC, a wholly-owned subsidiary of the Company (“SEACOR Offshore”), and SEACOR Marine Capital Inc., a wholly-owned subsidiary of the Company (“SEACOR Marine Capital”), on the one hand, and Operadora de Transportes Maritimos, S.A. de C.V. (“OTM”), CME Drillship Holdings DAC (“CME Ireland”), and Offshore Vessels Holding, S.A.P.I. de C.V. (“OVH”), on the other hand, entered into a certain Framework Agreement (the “Framework Agreement”). OTM and CME Ireland are affiliates of Proyectos Globales de Energía y Servicios CME, S.A. de C.V. (“CME”). Prior to the closing of the Framework Agreement Transactions (defined below), the Company indirectly owned 49% of each of Mantenimiento Express Maritimo, S.A.P.I. de C.V. (“MexMar”) and OVH through SEACOR Marine International LLC, a wholly-owned subsidiary of SEACOR Marine LLC (“SEACOR Marine International”) and the remaining 51% ownership interests were held by OTM. The Company also indirectly owned a minority interest in SEACOR Marlin LLC (“SEACOR Marlin LLC”), the owner of the SEACOR Marlin platform supply vessel, and the remaining ownership interests of SEACOR Marlin LLC were held by MexMar.

The Framework Agreement provided for, among other things, (i) the sale by SEACOR Marine LLC of all of the outstanding equity interests of SEACOR Marine International to OTM for a purchase price of $66 million, (ii) the sale by SEACOR Offshore of the SEACOR DAVIS anchor handling towing supply vessel to CME Ireland in exchange for the remaining equity interests in SEACOR Marlin LLC, such that SEACOR Marlin LLC would become a wholly-owned subsidiary of SEACOR Offshore, (iii) the transfer of a hybrid battery system from OVH to SEACOR Marine Capital as repayment in full of a certain vessel loan agreement between SEACOR Marine Capital, as lender, and OVH, as borrower, and (iv) a certain bareboat charter agreement entered into between SEACOR Marlin LLC and MexMar (collectively, the “Framework Agreement Transactions”).

Each of the Framework Agreement Transactions were consummated on September 29, 2022. As a result of the consummation of each of the Framework Agreement Transactions, the Company no longer owns any direct or indirect equity interest in MexMar and OVH, and the Company indirectly owns all of the equity interests in SEACOR Marlin LLC.

The foregoing description of the Framework Agreement and the Framework Agreement Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Framework Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

MexMar Third Amended and Restated Facility Agreement

In connection with the closing of the Framework Agreement Transactions, on September 29, 2022, SEACOR Marine Capital separately purchased all of the lender participations under the Second Amended and Restated Term Loan Credit Facility Agreement, made as of December 16, 2016, by and among MexMar, as the borrower, DNB Capital LLC and The Governor and Company of the Bank of Ireland, each as lenders, and DNB Bank ASA, New York Branch, as facility agent (as amended from time to time, the “MexMar Original Facility Agreement”) for an aggregate amount of $28,831,148.32, representing par value of the loan using proceeds received from the Framework Agreement Transactions. Also on September 29, 2022, SEACOR Marine Capital, as lender, MexMar, as borrower, and DNB Bank ASA, New York Branch, as facility agent, entered into a Third Amended and Restated Facility Agreement (“MexMar Third A&R Facility Agreement”) to, among other things, (i) provide for the prepayment by MexMar of approximately $8.8 million of the outstanding loan amount, to reduce the outstanding principal on the loan to $20.0 million, (ii) modify the definition of “Change of Control”, (iii) modify the maturity date from January 23, 2025 to September 30, 2023, (iv) decrease the minimum cash requirement from $10 million to $2.5 million, (v) modify the interest margin from 4.7% to 5.0% and (vi) modify the principal repayment profile to reflect four quarterly installments of $5 million to repay the loan by the maturity date. All collateral and security arrangements remain in place from the MexMar Original Facility Agreement. As a result, the Company is the sole lender to MexMar under the MexMar Third A&R Facility Agreement.

The foregoing description of the MexMar Third A&R Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the MexMar Third A&R Facility Agreement, a copy of which is filed as Exhibit 10.2 hereto and the terms of which are incorporated herein by reference.

Each of the Framework Agreement Transactions and the transactions entered into in connection with the MexMar Third A&R Facility Agreement (the “MexMar Facility Agreement Transactions”) were subject to the oversight of, and received advance approval from, the Audit Committee as related party transactions subject to the Company’s Related Party Transaction Policy. The President and Chief Executive Officer of CME is Alfredo Miguel Bejos, and Mr. Miguel also serves a member of the board of the directors of the Company (the “Board”). Mr. Miguel recused himself from the Board deliberations with respect to the Framework Agreement Transactions and the Mexmar Facility Agreement Transactions.

Amendment to SEACOR Marine Foreign Holdings Credit Facility

On September 29, 2022, the Company, SEACOR Marine Foreign Holdings Inc., a wholly-owned subsidiary of the Company, and certain vessel-owning subsidiaries of the Company, entered into Amendment No. 5 (“Amendment No. 5”) to that certain senior secured loan facility with a syndicate of lenders administered by DNB Bank ASA, New York Branch, dated as of September 26, 2018 and as amended from time to time (the “Credit Facility”), and in connection therewith the Company entered into the Second Amended and Restated Guaranty, dated as of September 29, 2022, by the Company in favor of DNB Bank ASA, New York Branch, as security trustee (the “Second A&R Guaranty”).

Amendment No. 5 and the Second A&R Guaranty provide for, among other things, (i) a $5.3 million prepayment of the Credit Facility thereby reducing the amount outstanding thereunder to approximately $74.7 million and (ii) the establishment of Tranche A and Tranche B loans under the Credit Facility (each as defined in the Credit Facility). Tranche A is comprised of approximately $19.8 million of the principal amount of the loan and will maintain the same Margin (as defined in the Credit Facility) of 4.75% per annum through December 31, 2022, thereafter decreasing to 3.75% per annum and the same maturity date of September 30, 2023. Tranche B is comprised of approximately $54.9 million of the principal amount of the loan and permanently maintains the Margin at 4.75% per annum, and extends the maturity date to March 31, 2026.

The foregoing description of Amendment No. 5 and the Second A&R Guaranty do not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5, a copy of which is filed as Exhibit 10.3 hereto, and the full text of the Second A&R Guaranty, a copy of which is filed as Exhibit 10.4 hereto, and the terms of each of which are incorporated herein by reference.

Carlyle Exchange Transactions

On October 5, 2022, the Company and certain funds affiliated with The Carlyle Group Inc. (the “Carlyle Investors”) entered into two agreements pursuant to which the Company issued the Carlyle Investors (i) $90.0 million in aggregate principal amount of the Company’s 8.0% / 9.5% Senior PIK Toggle Notes due 2026 (the “Guaranteed Notes”) and (ii) $35.0 million aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2026 (the “New Convertible Notes”) in exchange for $125 million in aggregate principal amount of the Company’s outstanding 4.25% Senior Convertible Notes due 2023.

The Guaranteed Notes were issued pursuant to the Exchange Agreement (Guaranteed Notes) among the Company, as issuer, Falcon Global Robert LLC, as the guarantor, and the Carlyle Investors (the “Guaranteed Notes Exchange Agreement”). Pursuant to the Guaranteed Notes Exchange Agreement, the Company has the right to pay interest on the Guaranteed Notes (i) in cash at a rate of 8.0% per annum (“Cash Interest”) or (ii) partly in cash and partly in-kind by increasing the principal amount of the Guaranteed Notes or issuing additional Guaranteed Notes at a rate of 9.5% per annum (“Hybrid Interest”) with the cash portion of the Hybrid Interest bearing interest at a rate of 4.25% per annum and in the in-kind portion of the Hybrid Interest bearing interest at a rate of 5.25% per annum. The Company must elect whether it will pay Cash Interest or Hybrid Interest for any interest payment period prior to beginning of such interest payment period. The Guaranteed Notes mature on July 1, 2026. The Guaranteed Notes are guaranteed on a senior unsecured basis by Falcon Global Robert LLC, the owner of the LB Robert liftboat.

The Company may redeem some or all of the Guaranteed Notes at any time in minimum denominations of $10.0 million, upon not less than 30 nor more than 60 calendar days’ notice, at a price equal to (a) 102% of the principal amount of the Guaranteed Notes redeemed, if redeemed prior to October 1, 2023, (b) 101% of the principal amount of the Guaranteed Notes redeemed, if redeemed on or after October 1, 2023, but prior to October 1, 2024 and (c) 100% of the principal amount of the Guaranteed Notes redeemed, if redeemed on or after October 1, 2024, in each case plus accrued and unpaid interest, if any, to, but not including, the redemption date, provided, the Company may not redeem the Guaranteed Notes if the principal amount of Guaranteed Notes and New Convertible Notes outstanding will be equal to or less than $50.0 million in the aggregate, unless the Company redeems all of the Guaranteed Notes in whole.

The Guaranteed Notes Exchange Agreement contains certain customary covenants that among others, limit the ability of (i) the Company and the Guarantor to incur indebtedness, (ii) the Guarantor to create or incur liens, (iii) the Company to create liens on the ownership interest of the Guarantor, (iv) the Guarantor to sell assets, and (v) the Company to sell the ownership interest of the Guarantor, as well as customary representations and warranties made by the Company and the Carlyle Investors and customary events of default.

The New Convertible Notes were issued pursuant to the Exchange Agreement (Convertible Notes) among the Company, as issuer, and the Carlyle Investors (the “Convertible Notes Exchange Agreement”). The New Convertible Notes bear interest at a rate of 4.25% per annum payable semi-annually in arrears and mature on July 1, 2026. The New Convertible Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at the option of the holders at a conversion rate of 85.1064 shares per $1,000 in principal amount of New Convertible Notes (equivalent to a “Conversion Price” of $11.75) or into warrants to purchase an equal number of shares of Common Stock at an exercise price of $0.01 per share in order to facilitate the Company’s compliance with the provisions of the Jones Act. In addition, the Company has the right to cause the mandatory conversion of the New Convertibles Notes into Common Stock if the daily VWAP of the Common Stock equals or exceeds (A) in the case of New Convertible Notes held by affiliates of Carlyle, 150% of the Conversion Price and (B) in the case of New Convertible Notes held by any Person other than Carlyle, 115% of the Conversion Price, in each case for each of the 20 consecutive trading days.

If the Company undergoes a Company Fundamental Change (as defined in the Convertible Notes Exchange Agreement), the holders of the New Convertible Notes may require the Company to purchase for cash all or part of the New Convertible Notes at a price equal to 100% of the principal amount the New Convertible Notes to be purchased, plus accrued and unpaid interest to the date of purchase. The New Convertible Notes may be redeemed, in whole but not in part and only if certain conditions are met, as more fully described in the Convertible Notes Exchange Agreement, at a price equal to 100% of the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

Under the Convertibles Notes Exchange Agreement, the Carlyle Investors have the ability to nominate one director to the Board.

The Convertible Notes Exchange Agreement contains customary representations and warranties made by the Company and the Carlyle Investors and contains customary events of default and covenants.

In connection with the issuance of the New Convertible Notes, The Company and the Carlyle Investors entered into a registration rights agreement, dated October 5, 2022 (the “Registration Rights Agreement”). The New Convertible Notes, the New Guaranteed Notes and the Common Stock and warrants underlying the New Convertible Notes, will be entitled to customary shelf, demand and piggyback registration rights pursuant to the Registration Rights Agreement. To the extent that the Company does not fulfill certain of its obligations under the Registration Rights Agreement, additional interest will accrue on the New Convertible Notes initially at a rate of 0.25% per annum and may increase to a rate not to exceed 0.50% per annum.

In connection with the registrations described above, the Company will indemnify any selling stockholders, or contribute to payments the selling stockholders may be required to make, and the Company will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of financial advisors of the selling stockholders and their internal and similar costs).

The foregoing descriptions of the Guaranteed Notes Exchange Agreement, the Convertible Notes Exchange Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Guaranteed Notes Exchange Agreement, the Convertible Notes Exchange Agreement and the Registration Rights Agreement, a copy of each of which is filed as Exhibit 10.5, 10.6 and 4.1 hereto, respectively, each of which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Guaranteed Notes Exchange Agreement, the Convertibles Notes Exchange Agreement and the Registration Rights Agreement, the Company and the Carlyle Investors terminated the existing registration rights agreement, dated November 30, 2015, among the Company and the Carlyle Investors.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Framework Agreement Transactions is incorporated herein by reference.

The unaudited pro forma financial information of the Company giving effect to the Framework Agreement Transactions, and the related notes thereto, are attached hereto as Exhibit 99.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Amendment to SEACOR Marine Foreign Holdings Credit Facility and the issuance of the New Convertible Notes and the Guarantees Notes is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the issuance of the New Convertible Notes is incorporated herein by reference.

The Company issued the New Convertible Notes in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and/or Section 3(a)(9) of the Securities Act. To the extent that any shares of Common Stock are issued upon conversion of the New Convertible Notes, they will be issued in transactions anticipated to be exempt from the registration requirements of the Securities Act by Section 3(a)(9) thereof.

Item 7.01	Regulation FD Disclosure.

On October 5, 2022, the Company issued a press release announcing the Framework Agreement Transactions, MexMar Facility Agreement Transactions and transactions entered into with the Carlyle Investors. The press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement dated October 5, 2022, by and among SEACOR Marine Holdings Inc. and the holders of the New Convertible Notes from time-to-time party thereto.

10.1	Framework Agreement, dated September 29, 2022, by and among, SEACOR Marine Holdings Inc., SEACOR Marine LLC, SEACOR Offshore LLC, SEACOR Marine Capital Inc., Operadora de Transportes Maritimos, S.A. de C.V., CME Drillship Holdings DAC, and Offshore Vessels Holding, S.A.P.I. de C.V.

10.2	Third Amended and Restated Senior Secured Term Loan Credit Facility Agreement, dated as of September 29, 2022, by and among Mantenimiento Express Maritimo, S.A.P.I. de C.V., SEACOR Marine Capital Inc., and DNB Bank ASA, New York Branch.

10.3	Amendment No. 5 to Credit Agreement, dated as of September 29, 2022, by and among SEACOR Marine Foreign Holdings Inc., SEACOR Marine Holdings Inc., DNB Bank ASA, New York Branch, and the other entities identified on the signature pages thereto.

10.4	Second Amended and Restated Guaranty, dated as of September 29, 2022, by SEACOR Marine Holdings Inc. in favor of DNB Bank ASA, New York Branch, as security trustee.

10.5	Exchange Agreement (Guaranteed Notes), dated as of October 5, 2022, by and among SEACOR Marine Holdings Inc., Falcon Global Robert LLC and CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P.

10.6	Exchange Agreement (New Convertible Notes), dated as of October 5, 2022, by and among SEACOR Marine Holdings Inc., and CEOF II DE I AIV, L.P., CEOF II Coinvestment (DE), L.P. and CEOF II Coinvestment B (DE), L.P.

99.1	Press Release of SEACOR Marine Holdings Inc. dated October 5, 2022.

99.2	Unaudited Pro Forma Financial Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

October 5, 2022	By:	/s/ John Gellert
	Name:	John Gellert
	Title:	President and Chief Executive Officer